UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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PROXY STATEMENT PURSUANT TO SECTION 14(a)
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IPC HOLDINGS, LTD.

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VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

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Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
VALIDUS REAFFIRMS STRONG COMMITMENT TO SUPERIOR OFFER
Validus’ Increased Offer Provides Attractive Premium to IPC’s Market Price
Questions Why IPC Seeks to Deprive its Shareholders of Validus’ Increased Offer

Hamilton, Bermuda — May 21, 2009 — Validus Holdings, Ltd. (“Validus”) (NYSE: VR) responded to today’s announcement by IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR) that its Board of Directors did not consider Validus’ increased offer for the acquisition of IPC a “Superior Proposal” pursuant to an amalgamation agreement between Max Capital Group Ltd. (“Max”) and IPC.
“We are disappointed but not surprised by the IPC Board’s decision, given that it has taken every opportunity to try to deprive IPC shareholders of the benefits of a transaction with Validus,” stated Ed Noonan, Validus’ Chairman and Chief Executive Officer. “Our offer – which provides a significant premium to IPC’s share price and a $3.00 cash component per IPC share – is clearly a better deal than the proposed Max amalgamation, which provides no consideration to IPC’s shareholders and inferior growth prospects. We have received positive feedback from IPC shareholders on our increased offer, and we look forward to continuing to provide them with the opportunity to benefit from a transaction that is manifestly superior to the proposed Max amalgamation and the opportunity to be part of a leading Bermuda carrier in the short-tail reinsurance and insurance market.”
Mr. Noonan continued: “We urge IPC shareholders to preserve their right to receive Validus’ recently increased offer by voting against the proposed Max amalgamation and tendering their shares into our Exchange Offer. These actions, combined with the Scheme of Arrangement that we are pursuing under Bermuda law, will allow us to complete a timely closing of our acquisition of IPC even without the support of IPC’s Board.”
Validus’ Offer Provides Significantly Greater Value than Proposed Max Amalgamation
On May 18, 2009, Validus announced an increased offer for IPC. Under the increased offer, IPC shareholders will now receive $3.00 in cash and 1.1234 Validus voting common shares for each IPC common share. While IPC and Max have sought to divert the attention of IPC shareholders by focusing on book value, the appropriate standard by which a transaction should be judged is the market value offered in the transaction. The increased Validus offer provides IPC shareholders with total consideration of $30.14 per IPC share based on Validus’ closing price on Friday, May 15, 2009, the last trading day prior to the announcement of Validus’ increased offer, a 13.2% premium to IPC’s closing price that day, and a 21.9% premium based on IPC’s and Validus’ closing prices on March 30, 2009, the last trading day before the announcement of Validus’ initial offer.
While market value is the relevant measure for comparing transactions, Validus also noted that neither Max nor IPC were able to grow diluted book value per share in the first quarter of 2009, while Validus increased diluted book value per share by 3.7%.

Validus’ Offer Provides Stronger Growth Opportunities
IPC shareholders would also benefit from stronger growth opportunities under the Validus offer from being part of a leading Bermuda carrier in the short-tail reinsurance and insurance market. The combined company will have a global underwriting platform, quality diversification into profitable business lines with superior growth opportunities, a strong balance sheet and a proven management team. In contrast, the proposed Max amalgamation would expose IPC shareholders to risky assets held in Max’s investment portfolio and Max’s underperforming business lines.
IPC Should Focus on Maximizing Shareholders’ Value Instead of Seeking to Deprive Them of Validus’ Offer
Validus noted that IPC has attempted to put up numerous roadblocks to the Validus offer, including making many inaccurate and misleading statements about the Validus offer. Examples of this include:
➢	Making Inconsistent Statements on Flawed Sale Process. In a recent investor presentation, IPC stated that it conducted a “Robust and Thorough Process” to evaluate strategic transactions before signing the Max amalgamation, and IPC’s Chairman Kenneth Hammond has stated “[h]ad Validus approached us we would have talked to them.”[1] This is an attempt to rewrite history, as IPC’s financial advisor told Validus during the sale process that Validus was not invited to participate. IPC’s other disclosures also indicate that Validus was intentionally excluded from the process.

If IPC’s Board had not abdicated its fiduciary duties by agreeing to an egregious and self-serving “no-talk” provision without a fiduciary exception, to the detriment of IPC shareholders, IPC could discuss Validus’ superior proposal now.

➢	Misstating Conditions to the Validus Offer. IPC and Max have stated repeatedly that the Validus offer is subject to a rating agency condition, despite repeated statements by Validus to the contrary. Validus reiterates that its offer is not conditioned on the receipt of a specified rating.

➢	Exaggerating the Time to a Potential Validus Closing. IPC has stated that Validus cannot close on its acquisition of IPC prior to the beginning of “hurricane season.” This concern seems disingenuous given that prior to Validus’ offer, IPC and Max publicly stated that they expected their transaction to close in the third quarter of 2009. In any event, Validus has provided IPC shareholders with a clear path to timely completion through the Exchange Offer, which could close as early as June 26 if its conditions are satisfied, and the Scheme of Arrangement, which could close as early as mid-July.

➢	Raising False Obstacles to the Exchange Offer. In a press release and letter to IPC shareholders dated May 7, 2009, IPC stated that its bye-law restricting registration of transfer of share ownership of 10% or more would prevent Validus from completing its Exchange Offer. This is simply wrong as the completion of the Exchange Offer is possible notwithstanding IPC’s bye-law as no registration of transfer will be necessary.

Separately, in a letter filed with the Securities and Exchange Commission today and issued as a press release, IPC outlined a dubious legal argument to attempt to block the will of 90% of its shareholders, exemplifying the IPC Board’s utter disregard for its shareholders and its fiduciary obligations.

➢	Suggesting that IPC’s Shareholders Face a Choice Between a Max Deal and No Transaction. IPC has gone so far as to publicly suggest that even if the proposed Max amalgamation is voted down, it will ignore the will of its shareholders and not engage in discussions with Validus. In fact, in IPC’s press release issued today, Mr. Hammond is quoted as saying, “...if the combination with Max is not approved, there may not be an alternative transaction at all.” There is another alternative available to IPC shareholders — a better deal with Validus.
IPC Shareholders Should Not Be Fooled — Vote AGAINST Proposed Max Amalgamation
Validus urges IPC shareholders to disregard inaccurate and misleading information from Max and IPC and preserve their right to receive the improved economic terms of the Validus offer by voting AGAINST the Max amalgamation on the GOLD proxy card. Shareholders who have previously voted on IPC’s white proxy card may obtain assistance in revoking or changing that vote by contacting Georgeson Inc. toll-free at (888) 274-5119 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.

[1]	Reuters, May 11, 2009

Exchange Offer
Validus also urges IPC shareholders to tender their shares to the Validus Exchange Offer. As previously announced, the Exchange Offer will expire at 5:00 p.m., New York City time (6:00 p.m., Atlantic time), on Friday, June 26, 2009, unless extended. The revised offering documents, including a new letter of transmittal, describing the improved economic terms of the Exchange Offer and the means for IPC shareholders to tender IPC common shares into the offer will be delivered to IPC shareholders. Shareholder questions regarding the Exchange Offer or requests for offering documents should be directed to Validus’ Information Agent for the Exchange Offer, Georgeson Inc., toll-free at (800) 213-0317 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.
Copies of the transaction documents and an updated Validus investor presentation, detailing the benefits of Validus’ recently increased offer, are available on its website at www.validusre.bm.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
or
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into and to consummate the proposed acquisition on the terms set forth in the improved Validus amalgamation offer; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed acquisition; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus’ limited operating history; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or IPC’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 18) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of litigation arising from the Validus Offer for IPC, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Acquisition and Where to Find It:
This press release relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.00 in cash. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.
This press release is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition, including the definitive proxy statement seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the “Opposition Proxy Statement”) sent by Validus to IPC shareholders. Validus has also filed a preliminary proxy statement with the SEC seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the “Validus Share Issuance Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”).
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.
Participants in the Solicitation:
Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.
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